UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

June 17, 2008

BIOPURE CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-15167	04-2836871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 HURLEY STREET

CAMBRIDGE, MA 02141

(Address of principal executive offices and zip code)

(617) 234-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(d))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2008, David A. Butler, a consultant serving as Interim Chief Financial Officer and principal financial officer of Biopure Corporation (the “Company”), indicated that his consulting term would end on July 17, 2008.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective June 17, 2008, the Company’s Board of Directors (the “Board”) amended and restated the Company’s by-laws (the “By-Laws” and as amended and restated, the “Amended and Restated By-Laws”). The following is a summary of the material changes effected by adoption of the Amended and Restated By-Laws:

Article 2, Section 3 (Remote Communication): The section was added to allow the Board, in its sole discretion, to determine that shareholders and proxyholders not physically present at a meeting may participate and be deemed present at a stockholder meeting via remote communications.

Article 2, Section 4 (Advance Notice): This section was amended to require that any advance notice submitted by a stockholder include additional information about the proposing stockholder and certain affiliated stockholders, including their ownership interests in the Company’s capital stock and any derivative positions held or beneficially held or any hedging transactions entered into by them, as relates to the Company’s capital stock. A provision was also added to specifically require that information about a director nominee’s occupation, address and share ownership also be included in the advance notice.

Article 2, Section 6 (Voting and Proxies): This section was amended to provide that the default approval requirement for a matter other than election of directors is a majority of the votes cast on the matter.

Article 2, Section 7 (Voting List): This section was amended to provide that the list of stockholders must be open to examination by any stockholder for a period of at least ten days prior to a meeting, at the Company’s principal place of business. The By-Laws previously required that the list be made available to stockholders either in the city in which the meeting was to be held or at the place where the meeting was to be held. A provision was also added to provide that the stock ledger is the only evidence as to who are stockholders entitled to vote at the meeting.

Article 2, Section 9 (Notice): The section was amended to add that notice may be given to a stockholder by any electronic means to which that stockholder has consented. In addition, any notice of a meeting must include the means of remote communication, if any, by which stockholders or proxyholders may be deemed present and vote at the meeting.

Article 3, Section 1 (Number and Term): The section was amended to provide that the Board has the power to set any number of directors. The By-Laws previously provided that there be a minimum of five directors.

Article 3, Section 3 (Vacancies): This section was amended to provide that when a director resigns from the Board, effective at a future date, the majority of directors then in office, including those who have resigned, shall have the power to fill the vacancy.

Article 3, Section 6 (Meetings): The section was revised to provide that notice of meetings of the directors must be provided at least 24 hours before the meeting and may be sent by hand-delivery, mail, telecopy or electronic mail, or given via telephone.

Article 3, Section 7 (Quorum): The section was revised to provide that if a vacancy or vacancies exist in the Board, a majority of directors then in office (but not less than one-third of the total number of directors) shall constitute a quorum.

Article 3, Section 9 (Action Without Meeting): The Amended and Restated By-Laws allow a written consent of the Board to be sent through electronic transmission.

Article 4, Section 1 (Committees): This section was revised to provide that a committee of the Board may consist of one director. The By-Laws previously required a committee to have two or more directors.

Article 4, Section 5 (Organization, Meetings, Notice): The Amended and Restated By-Laws change the reasonable notice requirement for meetings of Board committees from two days to 24 hours.

Article 6, Section 1 (Certificate of Stock)/ Section 3 (Transfer of Shares): These sections were amended to grant the Board the authority to issue uncertificated shares of the Company’s capital stock and to outline the procedure for the transfer of uncertificated shares on the books of the Company.

Article 8, Section 1 (Indemnification): A provision was added to clarify that any repeal or modification of Article 8 would not affect any rights or protection of directors or officers with respect to acts or omissions which occurred prior to such repeal or modification.

In addition to the amendments described above, the following sections of the Amended and Restated By-Laws include certain other changes to clarify language, be consistent with Delaware General Corporation Law and various technical edits and non-material changes: Article 1 (Registered Office), Article 2, Section 2 (Special Meetings), Article 2, Section 4 (Advance Notice), Article 2, Section 6 (Voting and Proxies), Article 2, Section 8 (Compensation), Article 3, Section 4 (Removal), Article 4, Section 1 (Committees), Article 5 (Officers), Article 6, Section 2 (Lost Certificates), Article 6, Section 4 (Stockholders’ Record Date), Article 6, Section 7 (Corporate Seal), Article 6, Section 8 (Execution of Instruments), Article 6, Section 10 (Voting of Securities) and Article 6, Section 9 (Notice and Waiver of Notice).

The Amended and Restated By-Laws of Biopure Corporation are filed herewith as Exhibit 3.1 and incorporated herein by reference. The descriptions of provisions of the Amended and Restated By-Laws are qualified in their entirety by reference to the Amended and Restated By-Laws.

Item 8.01	Other Events

On June 18, 2008, the Company took measures to reduce its burn rate by an estimated $8.1 million on an annualized basis, in addition to previously announced cost cutting anticipated to reduce annual spending by $1.2 million. Cuts consisted of a work force reduction, facilities maintenance costs and curtailment of manufacturing. The Company is retaining all personnel required for continuing its regulatory communications with a view to undertaking new clinical trials and to ensure manufacturing capability.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated By-Laws of Biopure Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPURE CORPORATION

Date: June 20, 2008	By:	/s/ Zafiris G. Zafirelis
	Name:	Zafiris G. Zafirelis
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
3.1	Amended and Restated By-Laws of Biopure Corporation.